EXHIBIT 10.3

PROMISSORY NOTE

Oakville, Ontario

March 15, 2021

FOR VALUE RECEIVED, flooidCX Corp., a Nevada corporation (“Borrower”), hereby promises to pay to the order of ENZA AGOSTA (“Lender”), at the address of Lender set forth herein, the principal amount of up to HUNDRED THOUSAND CANADIAN DOLLARS (CA$100,000.00) (the “Loan”), together with Interest. This Promissory Note (“Note”) will be considered as executed by Borrower as and when loan(s) of up to CA$100,000.00 are received by the Borrower (the “Effective Date”)

1. Interest. The Loan(s) shall bear interest at the rate of five percent (5%) per annum from the Effective Date(s) and continuing until payment in full of the Loan(s). Upon the occurrence of an Event of Default and for so long as such Event of Default continues, interest shall accrue on the outstanding Loan(s) amount at the rate of twelve percent (12%) per annum (the “Default Interest Rate”).

2. Repayment.

2.1 For the period of six (6) months from the Effective Date, interest shall accrue, but no repayment of this Note shall be required.

2.2 Repayment of the Loan(s) and all accrued Interest shall be made in six (6) months from the Effective Date. (the “Maturity Date”),

2.3 This Note may be prepaid without penalty

3. Application of Payments.

3.1 Except as otherwise expressly provided herein, payments under this Note shall be applied (i) first to the repayment of any sums incurred by Lender for the payment of any expenses in enforcing the terms of this Note if an Event of Default shall have occurred, (ii) then to the payment of the Default Interest Rate, if applicable, (iii) then to the payment of the accrued and unpaid interest, and (iv) then to the reduction of the principal amount of the Loan.

3.2 Upon payment in full of the Loan(s) and applicable accrued and unpaid Interest thereon, this Note shall be marked “Paid in Full” and returned to Borrower.

4. Waiver of Notice. Borrower hereby waives diligence, notice, presentment, protest and notice of dishonor.

5. Transfer. This Note may be transferred by Lender at any time.

6. Events of Default. The occurrence of any of following events (each an “Event of Default”), not cured in any applicable cure period, shall constitute an Event of Default of Borrower:

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6.1 The failure to make when due any payment described in this Note or the Loan Agreement, whether on or after the Maturity Date, by acceleration or otherwise; and

6.2 The application for the appointment of a receiver or custodian for Borrower or the property of Borrower, (ii) the entry of an order for relief or the filing of a petition by or against Borrower under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Borrower, or (iv) the insolvency of Borrower.

Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, Lender may elect, by written notice delivered to Borrower, to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Loan, together with all accrued and unpaid Interest thereon (including the Default Interest Rate), and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity.

7. Miscellaneous.

7.1 Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This Note (or a portion hereof) may be assigned by Lender without the consent of Borrower.

7.2 Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Borrower shall execute and deliver to Lender a new promissory note of like tenor and denomination as this Note.

7.3 Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one business day after being deposited with an overnight courier service, and addressed to the recipient at the addresses set forth below unless another address is provided to the other party in writing:

If to Borrower, to:

Richard Hue, President

flooidCX Corp.

1282A Cornwall Road

Oakville, Ontario

L6J 7W5 Canada

if to Lender, to:

E Agosta

1290 Cornwall Road, Unit B

Oakville, ON. L6J 8W5

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7.4 Governing Law. This Note shall be governed in all respects by the laws of the State of Nevada.

7.5 Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lender.

7.6 Remedies; Costs of Collection; Attorneys’ Fees. No delay or omission by Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lender and the undersigned or any other person shall be deemed a waiver by Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender. The rights and remedies of Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Borrower agrees to pay, in addition to the Loan and interest payable thereon, reasonable attorneys’ fees and any other reasonable costs incurred by Lender in connection with its pursuit of its remedies under this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed on March 15, 2021

BORROWER:

flooidCX Corp.

By:	/s/ Richard Hue
Richard Hue, President

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